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                                                                    Exhibit 99.1

Zions Bancorporation Completes Merger With Pioneer Bancorporation

SALT LAKE CITY and LAS VEGAS, Oct. 18 /PRNewswire/ -- Zions Bancorporation ("Zions") (Nasdaq: ZION - news) announced today that it has completed its merger with Pioneer Bancorporation ("Pioneer") (OTC Bulletin Board: PNCZ - news). Pioneer's subsidiary, Pioneer Citizens Bank of Nevada, will be merged into Zions' subsidiary, Nevada State Bank. Each common share of Pioneer will be exchanged for 0.5667 of a share of Zions. Based upon Zions' closing stock price of $53 3/16 on October 15, each Pioneer share would have a value of $30.14 in Zions' stock.

"By combining the resources of Pioneer Citizens with those of Nevada State Bank, we have created the third largest bank in Nevada, which will have more branch locations and banking expertise than either company did before," said Harris Simmons, president and chief executive officer of Zions. "When the bank's operating systems are integrated after the first of the year, we expect the added service and convenience that the bank can offer will prove to be of value to businesses and individuals throughout the state."

Commenting on the agreement, George Hofmann, president and chief executive officer of Nevada State Bank, said, "The similarities between the two banks' philosophies, including community leadership, in-state management, and strong customer focus, will create a banking franchise that will be uniquely positioned to service the needs of Nevadans. Our broad range of products and services, combined with an expanded network of branches and ATMs, will truly position us as Nevada's bank."

William Martin, president and chief executive officer of Pioneer and the new chairman of Nevada State Bank, said, "Pioneer Citizens Bank has long been accountable to both shareholders and customers in operating its business. The shareholders will be more than pleased with their exchange for the quality investment Zions Bancorporation represents and our customers benefit immensely from the greatly expanded product offerings, substantially increased location convenience, and weekend banking hours. This was the ideal merger partner for all of us."

Under local management teams and community identities, Zions Bancorporation operates full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. It also offers a comprehensive array of investment, mortgage, insurance, and electronic commerce services and is a leader in providing innovative financing solutions for small businesses nationwide. Investor information can be accessed via the Internet at www.zionsbank.com. Information about Nevada State Bank is available at www.nsbank.com. Zions' common shares are traded on The Nasdaq Stock Market under the symbol "ZION".

Forward-Looking Information

This news release contains statements regarding the projected performance of Zions and Pioneer. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results or achievements may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to, new operations being delayed or such acquisition or activities being prohibited, competitive pressures among financial institutions increasing significantly, economic conditions, either nationally or locally in areas in which Zions conducts its operations, being less favorable than expected, the cost and effort required to integrate the companies being more difficult than expected, legislation or regulatory changes which adversely affect the ability of the Company to conduct, or the accounting for, business combinations and new operations. Zions disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.